CERTIFICATION

This Report on Form 10-Q of Tri-County Financial Corporation (the “Company”) for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2013	By: /s/ Michael L. Middleton
Michael L. Middleton
Chief Executive Officer

Date: August 14, 2013	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Financial Officer